EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Kiwa Bio-Tech Products Group Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2018, relating to the consolidated financial statements of Kiwa Bio-Tech Products Group Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Friedman LLP

New York, NY
September 27, 2018